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                                                                   EXHIBIT 10.10

                               AMENDMENT NO. 1 TO
                                LOAN AGREEMENTS

     This AMENDMENT NO. 1 ("Amendment") TO LOAN AGREEMENTS (as defined below) is entered into as of September 28, 1999 between CCI/TRIAD FINANCIAL HOLDING CORPORATION ("Borrower"), a California corporation with its principal office at 3055 Triad Drive, Livermore, CA 94550, and BANC OF AMERICA VENDOR FINANCE, INC., a Delaware corporation, successor to NationsCredit Commercial Corporation ("Lender"), with an office at 1355 Windward Concourse, Alpharetta, GA 30005.

                                    RECITALS

A. Borrower and Lender executed and delivered a certain MASTER LOAN AND SECURITY AGREEMENT FORM dated as of June 1, 1998, herein referred to as the "NCC Loan Agreement", which provides for a $5,000,000 discount loan facility secured by Lease Receivables, Leases and Leased Equipment upon the terms and conditions contained therein.

B. Borrower has requested that Lender amend certain sections of the Loan Agreement dealing with the amount of the facility, loss pools, recourse and other matters for any new Loans made after the date of this Amendment.

C. Borrower is the successor to the rights and obligations of Triad Systems Financial Corporation ("TSFC") under a Loan and security Agreement dated as of December 2, 1993 with Mitsui Vendor Leasing USA, Inc. as Lender, as amended ("Mitsui Loan Agreement"), and to the obligations of Orleans Leasing Corporation under a Loan and Security Agreement dated as of March 22, 1991 with SPCC, Inc. as Lender, as amended ("SPCC Loan Agreement"). Lender is the successor to the rights and obligations of Mitsui Vendor Leasing USA, Inc. and SPCC, Inc. under both the Mitsui Loan Agreement and the SPCC Loan Agreement. The NCC Loan Agreement, the Mitsui Loan Agreement and the SPCC Loan Agreement are referred to herein collectively as the "Loan Agreements".

D. Borrower and Lender each desire to amend the Loan Agreements as provided herein. Capitalized terms are used with the meanings given in the Loan Agreements.

     NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties hereby agree as follows:

                             ARTICLE 1 - AMENDMENTS

     1.1 New Loans. For any Loans made under the Discount Facility from and after the date of this Amendment ("New Loans"), the NCC Loan Agreement is hereby amended as provided herein and the NCC Loan Agreement as so amended will govern all such New Loans.


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All terms and conditions of the NCC Loan Agreement in effect prior to this
Amendment will continue to govern all Loans made under the Discount Facility prior to the date of this Amendment; provided that the parties agree that the provisions of Sections 1.6 and 1.7 below apply to all Loans, including New Loans, regardless of when or under which Loan Agreement such Loans were made.

     1.2 Maximum Loan Amount. Each reference in the NCC Loan Agreement, and any exhibits or Schedules attached thereto, to an "Aggregate Maximum Loan Amount" of "$5,000,000", are hereby changed to read an "Aggregate Maximum Loan Amount" for any Loans made on or after September 28, 1999 of "$4,500,000".

     1.3 Restated Section 2.3. Section 2.3 of the NCC Loan Agreement is amended to read as follows, with the changes from the previous Section 2.3 highlighted:

          1.3 Closing Dates; Aggregate Maximum; Minimum Loan. Any Loans made on or after September 28, 1999 shall be made on up to two Closing Dates, one expected to be on or about September 30, 1999 and the other expected to be on or prior to December 31, 1999. The aggregate principal amount of the Loans made on or after September 28, 1999 shall not exceed $4,500,000. No Loan shall be made after December 31, 1999, regardless of whether the Aggregate Maximum Loan Amount has been disbursed to SPE by such date. The aggregate principal amount of the Loans made on any Closing Date shall be not less than the "Minimum Loan Amount" stated in the Schedule 1 document.

     1.4 Insert to Section 3.1. Section 3.1 of the NCC Loan Agreement is amended by adding the following sentence at the end thereof:

          Lender shall have no obligation to consider any requests for Loans or to make any additional Loans to SPE after December 31, 1999.

     1.5 New Section 5.4. A new Section 5.4 is added to the NCC Loan Agreement as follows:

          5.4 Fee. Lender shall have received a fee of $50,000 by deducting that amount from the first disbursement of any Loan made after September 28, 1999.

     1.6 Restated Section 8.4. The second sentence of Section 8.4 of the NCC Loan Agreement is amended to read as follows, with the changes from the previous
Section 8.4 highlighted:

          The liability of SPE under this Section 8.4 on any Loan Repayment Date shall not exceed (i) thirty (30%) of the aggregate initial principal amount of Loans made under this Agreement as of such Loan Repayment Date and made under this Agreement after September 28, 1999 plus (ii) the


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         aggregate Standard Cost of all Equipment remarketed pursuant to Section
         10 as of such Loan Repayment Date minus (iii) the aggregate Loan Repayment Amounts paid by SPE to Lender pursuant to this Section 8.4 with respect to Discount Facility Loans as of such Loan Repayment Date minus (iv) the aggregate of all cure amounts paid by SPE to Lender on behalf of Lessees with respect to Leases financed by Discount Facility Loans which Lender has demanded to be repaid under this Section 8.4 on such Loan Repayment Date to the extent SPE has been unable to collect such amounts from such Lessee as of such Loan Repayment Date.

         1.7 Cross-Collateralization of Pools. The following is added as a new Section 13 to each of the NCC Loan Agreement, the Mitsui Loan Agreement and the SPCC Loan Agreement.

                  13.      CROSS COLLATERALIZATION.

                           13.1     Grant of Security Interest.  In
         consideration of Lender's entering into an Agreement No. 1 dated as of September 28, 1999 to a Loan Agreement dated as of June 1, 1998 between Lender as successor to NationsCredit Commercial Corporation and CCI/Triad Financial Holding Corporation ("Borrower") pursuant to which Lender has agreed to make additional Loans to Borrower ("New Loans"), Borrower hereby grants Lender a continuing security interest in all Collateral under each of the following Loan Agreements:

                                    (i)      Master Loan And Security Agreement
                  Form dated as of June 1, 1998 between NationsCredit Commercial Corporation and Borrower, as amended (the "NCC Loan Agreement");

                                    (ii)     Loan and Security Agreement dated
                  as of December 2, 1993 between Borrower as successor to Triad Systems Financial Corporation and Mitsui Vendor Leasing USA, Inc. as Lender, as amended ("Mitsui Loan Agreement"); and

                                    (iii)    Security Agreement dated as of
                  March 22, 1991 between Orleans Leasing Corporation as
                  Borrower and SPCC, Inc. as Lender, as amended ("SPCC Loan Agreement")(the NCC Loan Agreement, the Mitsui Loan Agreement, and the SPCC Loan Agreement, together, the "Loan Agreements").

                           13.2     Secured Obligations.  The security
         interests created hereby shall secure not only the obligations of the specific Loan out of which such security interest arose but also all transactions and obligations, whenever created, of Borrower to Lender, including without limitation, past and future obligations under any of the above Loan Agreements, and any future obligations under any of the above Loan Agreements, and any future advances, renewals and extensions, refinancings, and similar obligations or agreements thereof or thereunder, and all costs and attorneys' fees related to such agreements.


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          13.3  Continuation of Security Interests.  The security interests creared hereby shall continue until all obligations of Borrower to Lender under any Loans or present or future transactions between Lender and Borrower under any of the Loan Agreements have been satisfied.

          13.4 Cross-Default. Each Loan Agreement is hereby amended to provide that an Event of Default in such agreement shall, at Lender's option, constitute an Event of Default with respect to all obligations of Borrower to Lender under any other Loan Agreement.

          13.5 Additional Assurances. At any time and from time to time upon the request of Lender, Borrower agrees to execute and deliver to Lender, in form and substance satisfactory to Lender, such documents as Lender shall deem reasonably necessary or desirable to perfect or maintain perfected the security interests of Lender in the Collateral securing the Loans, the additional Collateral granted hereby, or any future obligations between Lender and Borrower, or which may be necessary to comply with the provisions of the law of the jurisdiction in which Borrower may then be conducting business or in which any of the Collateral may be located.

          13.6  Increased Borrower Liability.  Borrower's Liability under
     Section 8.4 of the Mitsui Loan Agreement and Section 8.4 of the SPCC Loan Agreement is hereby increased to equal the aggregate cumulative liability of Borrower under the respective Sections 8.4 for all Loan Agreements.

          13.7 Termination of Borrower Liability. Notwithstanding any provision of any Loan Agreement to the contrary, Borrower's liability under
     Section 8.4 of any Loan Agreement shall not be terminated until the earlier of the date on which (i) all of Borrower's liability under all Loan Agreements shall have been fully satisfied and performed by Borrower and the repayment in full of all amounts due Lender under any and all Loan Agreements, and (ii) the limit of Borrower's cumulative liability under
     Section 8.4 of any Loan Agreement shall have been exhausted.


                   ARTICLE 2 - REPRESENTATIONS AND WARRANTIES

     2.1 Mutual Representations and Warranties. Borrower and Lender each hereby represent and warrant to one another that the execution and delivery of this Amendment and compliance by Borrower and Lender, respectively, with all of the provisions of this Amendment (a) are within the powers and purposes of such corporation; (b) have been duly authorized or approved by such corporation; (c) when executed and delivered by or on behalf of Borrower and Lender, respectively, will constitute valid and binding obligations of each, enforceable in accordance with its terms; or (d) do not require any consents, approvals, authorizations, registrations, declarations or filings by Borrower or Lender, respectively, under any federal or


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     California statute, rule or regulation applicable to Borrower or Lender, respectively or under any credit agreement to which Borrower or Lender is a party. Borrower and Lender each reaffirms all of its obligations under the Loan Agreement, as amended to date and by this Amendment.

          2.2 Additional Borrower Representations and Warranties. Borrower further represents and warrants to Lender that the execution and delivery of this Amendment and the performance of the obligations of Borrower under the Loan Documents as amended do not: (a) violate any federal or California statute, rule or regulation applicable to Borrower, (b) violate the provisions of any of Borrower's articles or bylaws, or (c) result in the breach of or a default under any of the Loan Documents or any other material agreements of Borrower.


                         ARTICLE 3 - GENERAL PROVISIONS

          3.1 Other Provisions Unmodified. Except as specifically modified by this Amendment, all terms and provisions of the Loan Agreement shall remain unmodified and in full force and effect. Nothing contained in this Amendment shall in any way impair the validity or enforceability of the Loan Agreement, as modified hereby, or alter, waive, annul, vary, affect, or impair any provision, condition, or covenant therein or any rights, power, or remedy granted therein.

          3.2 Construction; Modification and Amendment. Each party hereto has cooperated in the drafting and preparation of this Amendment, and, as a result, this Amendment shall not be construed against any party. This Amendment may be amended or modified only by a written agreement signed by the parties hereto. This Amendment may be executed in counterparts.

          3.3 Severable Provisions. To the extent that any provision of this Amendment is not enforceable under applicable law, such provision shall be deemed null and void and shall have no effect on the remaining portions of the Amendment or Loan Agreement.

          3.4 Entire Agreement. This Amendment, and all other agreements referred to herein or delivered in connection herewith, shall constitute the entire agreement between the parties relating to the subject matter hereof, and shall rescind all prior agreements and understandings between the parties hereto relating to the subject matters hereof.




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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

CCI/TRIAD FINANCIAL HOLDING CORPORATION


By /s/ MATTHEW HALE

Its  Chief Financial Officer


BANC OF AMERICA VENDOR FINANCE, INC.


By /s/ STEPHANIE BONNER

Its  Mgr., Documentation